                                   EXHIBIT 99


                           CONTACT: Cynthia T. Gordon
                                    Senior Director, Investor Relations
                                    (972) 580-5047
                                    Laura Moore
                                    Vice President, Corporate Communications
                                    (972) 580-5104


FOR IMMEDIATE RELEASE


             ZALE CORPORATION ANNOUNCES 25% INCREASE IN FISCAL 1998
              NET EARNINGS AND $50 MILLION STOCK REPURCHASE PROGRAM

         DALLAS, Texas, September 1, 1998 - Zale Corporation (NYSE: ZLC), the nation's largest specialty retailer of fine jewelry, today announced that it achieved a 25% increase in net earnings during the Company's fiscal year ended July 31, 1998, reporting diluted earnings per share of $1.70 excluding unusual items versus earnings of $1.38 for the prior year. Including the unusual items, diluted earnings per share were $1.84 for the year ended July 31, 1998.

         Net sales for fiscal 1998 were $1.314 billion compared to $1.254 billion last year, reflecting a total sales increase of 4.8 % and a comparable store sales increase of 9.3%. Excluding sales from the Diamond Park Leased Division, divested in October of 1997, total sales increased 14.2%. Operating earnings, excluding unusual items increased to $133.4 million from $116.0 million the prior year. Net earnings for the year, excluding the unusual items were $63.3 million compared to $50.6 million in fiscal 1997. Including the unusual items, which relate to gains on the sale of the Diamond Park Leased Division and land surrounding the Company's corporate headquarters, net earnings were $68.9 million.

         Net sales for the fourth quarter were $280.9 million compared to $273.6 million for the same period last year. Comparable store sales increased 9.6% for the same period. During the recently completed quarter, operating earnings, excluding unusual items, increased 45% to $16.9 million from $11.6 million for the same period last year. Net earnings, excluding unusual items, for the quarter were $5.8 million, or $0.16 per diluted share, compared to $1.6 million, or $0.04 per diluted share for the same period last year.

         "We are extremely pleased with our performance for both the fourth quarter and the fiscal year. This marks the fifth consecutive quarter of profitability and the fourth year in a row that earnings have increased in excess of 20%. With the completion of each quarter and each ensuing year, we continue to differentiate our business and enhance our strong brand identity in the eyes of the customer," commented Robert J. DiNicola, Chairman and Chief Executive Officer. "Successful execution across all facets of the business; merchandising, marketing, store operations, and the organization's support areas, continue to drive positive results and position us for continued success in the upcoming year."

         Separately, the Company announced that its Board of Directors has approved a stock repurchase program pursuant to which the Company, from time to time and at management's discretion, may purchase through the current fiscal year, up to an aggregate of $50 million of Zale common stock on the open market. Having completed a $40 million repurchase plan in June 1998, this repurchase program represents the Company's second such announcement in the past seven months.

         "Our decision to implement the stock repurchase program demonstrates our continued confidence in the business. The current financial market conditions have helped create an opportunity for the Company to further its commitment to increasing shareholder value and providing the best uses of our capital resources," commented Mr. DiNicola.

         Zale Corporation operates approximately 1,125 specialty retail jewelry stores located throughout the United States, Guam and Puerto Rico, including Zales Jewelers, Gordon's Jewelers and Bailey Banks & Biddle Fine Jewelers.


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         This release includes certain forward-looking information that is based upon management's beliefs as well as on assumptions made by and data currently available to management. This information which has been, or in the future may be, included in reliance on the "safe harbor" provisions on the Private Securities Litigation Reform Act of 1995, is subject to a number of risks and uncertainties, including but not limited to the factors identified in the Company's 10-K and other documents filed with the Securities and Exchange Commission. Actual results may differ materially from those anticipated in such forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein may not be realized. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

                                      # # #



                               (Tables to follow)

                        ZALE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                    THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                                          JULY 31,                         JULY 31,
                                                                ----------------------------     ----------------------------
                                                                    1998             1997            1998             1997
                                                                -----------      -----------     -----------      -----------
                                                                          (unaudited)
Net Sales                                                       $   280,867      $   273,580     $ 1,313,710      $ 1,253,818
Cost of Sales                                                       145,887          141,309         681,908          643,318
                                                                -----------      -----------     -----------      -----------
Gross Margin                                                        134,980          132,271         631,802          610,500
Selling, General and Administrative Expenses                        111,594          116,591         475,846          480,522
Depreciation and Amortization Expense                                 6,508            4,067          22,565           14,022
Unusual Item - Gain on Sale of Diamond Park Fine
     Jewelers Division Assets                                           ---              ---          (1,634)             ---
Unusual Item - Gain on Sale of Land                                  (2,593)             ---          (7,313)             ---
                                                                -----------      -----------     -----------      -----------
Operating Earnings                                                   19,471           11,613         142,338          115,956
Interest Expense, Net                                                 7,453            8,914          32,039           36,098
                                                                -----------      -----------     -----------      -----------
Earnings Before Income Taxes                                         12,018            2,699         110,299           79,858
Income Taxes                                                          4,567            1,079          41,362           29,305
                                                                -----------      -----------     -----------      -----------

Net Earnings                                                    $     7,451      $     1,620     $    68,937      $    50,553
                                                                ===========      ===========     ===========      ===========

Earnings Per Common Share:
     Basic                                                      $      0.22      $      0.05     $      1.96      $      1.44
     Diluted                                                    $      0.20      $      0.04     $      1.84      $      1.38

Weighted Average Number of Common
     Shares Outstanding:
     Basic                                                           34,647           34,995          35,201           35,054
     Diluted                                                         36,887           36,808          37,368           36,632

                        ZALE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)




                                                     JULY 31,         JULY 31,
                                                       1998             1997
                                                   -----------      -----------
ASSETS
Current Assets:
  Cash and Cash Equivalents                        $   173,069      $    32,623
  Restricted  Cash                                       6,192            9,013
  Customer Receivables, Net                            495,468          454,270
  Merchandise Inventories                              478,467          511,702
  Other Current Assets                                  26,720           39,271
                                                   -----------      -----------
Total Current Assets                                 1,179,916        1,046,879
Property and Equipment, Net                            162,884          138,011
Other Assets                                            44,326           43,616
Deferred Tax Asset, Net                                 58,803           52,700
                                                   -----------      -----------
Total Assets                                       $ 1,445,929      $ 1,281,206
                                                   ===========      ===========


LIABILITIES AND STOCKHOLDERS'
INVESTMENT
Current Liabilities:
  Current Portion of Long-term Debt                $       ---      $       328
  Accounts Payable and Accrued Liabilities             187,621          145,721
  Deferred Tax Liability, Net                           20,800           23,700
                                                   -----------      -----------
Total Current Liabilities                              208,421          169,749
Non-current Liabilities                                 50,190           53,544
Long-term Debt                                         480,275          451,459
Excess of Revalued Net Assets Over
  Stockholders' Investment, Net                         58,982           64,880

Commitments and Contingencies

Stockholders' Investment:
  Preferred Stock                                          ---              ---
  Common Stock                                             380              350
  Additional Paid-In Capital (Includes
    Stock Warrants)                                    477,657          401,121
  Unrealized Gains on Securities                         2,851            2,182
  Accumulated Earnings                                 211,341          142,404
                                                   -----------      -----------
                                                       692,229          546,057
  Treasury Stock                                       (44,168)          (4,483)
                                                   -----------      -----------
Total Stockholders' Investment                         648,061          541,574
                                                   -----------      -----------
Total Liabilities and Stockholders' Investment     $ 1,445,929      $ 1,281,206
                                                   ===========      ===========